Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 33-82820) of Eagle Materials Inc., pertaining to the 1994 stock option plan,

(2) Registration Statement (Form S-8 No. 33-82928) of Eagle Materials Inc., pertaining to the 1994 profit sharing and retirement plan for salaried employees,

(3) Registration Statement (Form S-8 No. 33-84394) of Eagle Materials Inc., pertaining to the 1994 profit sharing plan for hourly employees,

(4) Registration Statement (Form S-8 No. 333-54102) of Eagle Materials Inc., pertaining to the 2000 stock option plan,

(5) Registration Statement (Form S-8 No. 333-163061) of Eagle Materials Inc., pertaining to the 2000 incentive plan (fka stock option plan),

(6) Registration Statement (Form S-8 No. 333-190487) of Eagle Materials Inc., pertaining to the 2013 amended and restated incentive plan,

(7) Registration Statement (Form S-8 No. 333-273700) of Eagle Materials Inc., pertaining to the 2023 Equity Incentive Plan, and

(8) Registration Statement (Form S-3 No. 333-283155) of Eagle Materials Inc., pertaining to the 2024 shelf registration statement,

of our reports dated May 19, 2026, with respect to the consolidated financial statements of Eagle Materials Inc., and the effectiveness of internal control over financial reporting of Eagle Materials Inc., included in this Annual Report (Form 10-K) of Eagle Materials Inc. for the year ended March 31, 2026.

/s/ Ernst & Young LLP

Dallas, Texas
May 19, 2026